Exhibit 16.

Price Waterhouse LLP




June 20, 1997

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Ladies and Gentlemen:

We have read Item 4 of Amphenol Corporation's Form 8-K dated June 20, 1997 and are in agreement with the statements contained therein as they relate to Price Waterhouse LLP.

Yours very truly,

Price Waterhouse LLP